UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

GlycoMimetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36177	06-1686563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9708 Medical Center Drive

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(240) 243-1201

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GLYC	The Nasdaq Stock Market

Indícate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.Costs Associated with Exit or Disposal Activities.

The Board of Directors (the “Board”) of GlycoMimetics, Inc. (the “Company”) has approved a streamlined operating plan that includes the exploration of strategic alternatives focused on maximizing shareholder value. The Company has concluded, following feedback from the U.S. Food and Drug Administration, that the regulatory path forward for its lead product candidate uproleselan for the treatment of relapsed and refractory acute myeloid leukemia would require an additional clinical trial.

In connection with the streamlined operating plan approved by the Board, on July 24, 2024, the authorized officers of the Company committed the Company to a corporate restructuring that includes a reduction in the Company’s workforce by 26 employees, or approximately 80% of its headcount. The Company expects to substantially complete the reduction by July 31, 2024. The Company anticipates recognizing approximately $3.6 million in total charges in connection with the headcount reduction, which costs are expected to be substantially recognized in the third quarter of 2024, with related cash payments expected to be paid out by the end of 2024.  These charges will consist primarily of one-time severance payments upon termination and continued benefits for a specified period of time. The Company expects such costs to be the only direct expense of the workforce reduction; however, the charges the Company expects to incur are subject to a number of assumptions, risks and uncertainties, and actual results may materially differ. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, these actions.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the reduction in force described in Item 2.05 above, the employment of Dr. Edwin Rock, the Company’s Chief Medical Officer, will end on July 31, 2024 (the “Separation Date”).

The Company expects to enter into a Separation Agreement with Dr. Rock, which will be effective as of the Separation Date. Under the Separation Agreement, subject to Dr. Rock executing a general release of claims in the Company’s favor, the Company will pay Dr. Rock, as severance, the equivalent of twelve (12) months of his base salary in effect as of the Separation Date, subject to standard payroll deductions and withholdings.  This amount will be paid in a lump sum on the Company’s next regular payroll date following the Separation Date, provided that Dr. Rock has signed and not revoked the Separation Agreement as of that date.

In addition, the Company will also pay the federal COBRA (or, if applicable, state continuation coverage) premiums to continue healthcare coverage for Dr. Rock and his covered dependents, as applicable, for twelve (12) months from the Separation Date or, if earlier, the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment or the date on which he ceases to be eligible for COBRA or state continuation coverage for any reason (such period, the “COBRA Payment Period”).  If the Company determines that its payment of the COBRA premiums on Dr. Rock’s behalf would violate applicable law, then the Company will pay Dr. Rock each month during the COBRA Payment Period a cash payment equal to the COBRA premium for such month, subject to applicable tax withholding.

The Company expects to enter into a separate agreement with Dr. Rock (the “Consulting Agreement”), to be effective as of the Separation Date, pursuant to which Dr. Rock will, at the request of the Company’s President and Chief Executive Officer, or his designee, provide the Company with consulting services through January 31, 2025 (the “Consulting Period”). During the Consulting Period, Dr. Rock will be paid a specified hourly rate, subject to obtaining advance approval from an authorized representative of the Company to provide such consulting services.  Dr. Rock’s provision of services under the Consulting Agreement will constitute “Continuous Service” for purposes of continued vesting and exercising of his outstanding equity awards under the Company’s equity incentive plans.

The foregoing descriptions of the Separation Agreement and Consulting Agreement are qualified in their entirety by reference to the full text of such agreements.  Copies of the Separation Agreement and the Consulting Agreement, if executed, will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.

Item 7.01Regulation FD Disclosure.

On July 25, 2024, the Company issued a press release related to the corporate restructuring and its plan to conduct a strategic review of its business. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of these forward-looking statements include statements concerning the Company’s streamlined operating plan, the expected costs of the reduction in force and the timing of recognition of such charges. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include the risks inherent in the clinical and regulatory development of pharmaceutical products, and the risks described more fully in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its other documents subsequently filed with or furnished to the Securities and Exchange Commission, including its Form 10-Q for the quarter ended March 31, 2024. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

9,

Exhibit
Number	Exhibit Description
99.1	Press release, dated July 25, 2024, “GlycoMimetics Announces Strategic Review and Corporate Restructuring Plan.”
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLYCOMIMETICS, INC.

	By:	/s/ Brian M. Hahn
Date: July 30, 2024		Brian M. Hahn Senior Vice President and Chief Financial Officer

4